                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MCI COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            WORLDCOM, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                    NEWS RELEASE

FOR MEDIA:                                           FOR INVESTORS:
Josh Howell, (601) 360-8750                          Gary Brandt, (601) 360-8544
Mark Weeks, 011-44-171-570-5700
Joele Frank, Abernathy/MacGregor, (212) 371-5999

FOR IMMEDIATE RELEASE

                    FCC ESTABLISHES TIMETABLE FOR COMMENT ON
                        WORLDCOM VOTING TRUST APPLICATION

    Jackson, Miss., October 9, 1997 -- WorldCom, Inc. (NASDAQ: WCOM) announced today that at the request of MCI Communications Corporation (NASDAQ: MCIC) and British Telecommunications plc (NYSE: BTY), in order to give their boards of directors more time to consider WorldCom's offer for MCI, the staff of the Federal Communication Commission ("FCC"), after consultation with WorldCom, MCI and British Telecom, has extended the timetable for public comment on WorldCom's application to establish a voting trust.

    The FCC has established a timetable for public comment that will begin three days after the commencement of the WorldCom offer. WorldCom's offer will commence when its registration statement is declared effective by the Securities and Exchange Commission, which is anticipated to occur within approximately the next 30 days. The FCC public notice stated that this action does not represent and should not be interpreted to imply or suggest any FCC concern, comment or opinion with respect to any aspect of WorldCom's voting trust application. The FCC public notice also stated that the FCC will entertain requests to accelerate this timetable based upon changed circumstances.

    WorldCom said that the revised FCC timetable will not affect the timing of the WorldCom offer. WorldCom remains confident that the voting trust will be approved in a timely manner and that the WorldCom offer can be completed no later than the first quarter of 1998. A voting trust will permit the WorldCom offer to be consummated prior to receiving final approvals from the FCC and state Public Utility Commissions.

WorldCom is a global telecommunications company. Operating in more than 50 countries, the company is a premier provider of facilities-based and fully integrated local, long distance, international and Internet services.
WorldCom's subsidiary, UUNET Technologies, Inc., is an international provider of Internet services with over 1,000 Points of Presence (POPs) throughout the United States and in Canada, Europe and the Asia-Pacific region. WorldCom's World Wide Web address is http://www.wcom.com. The common and depository shares of WorldCom trade on the NASDAQ National Market (US) under the symbols WCOM and WCOMP, respectively.